Exhibit 10.3

CHEROKEE INC.

STOCK OPTION AGREEMENT

THIS AGREEMENT, dated June 4, 2010, is made by and between Cherokee Inc., a Delaware corporation, hereinafter referred to as the “Company,” and Robert Margolis, a member of the Company’s Board of Directors (the “Board”) and an executive officer of the Company, hereinafter referred to as “Optionee.”

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its Common Stock, par value $0.02 per share (“Common Stock”); and

WHEREAS, following the approval of that certain Second Amendment to the Second Revised and Restated Management Agreement, dated as of April 23, 2010, between the Company and The Newstar Group d/b/a The Wilstar Group dated as of November 29, 1999 and amended as of August 28, 2007 (the “Management Agreement Amendment”) by each of the Company’s Compensation Committee (the “Committee”) and the Company’s Stockholders at the Company’s Annual Meeting of Stockholders held on the Date of Grant (as defined below), the independent members of the Board have determined that it would be to the advantage and best interest of the Company and its stockholders to grant the non-qualified stock option (the “Option”) provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company as a member of the Board and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officer to issue said Option; and

WHEREAS, this Agreement is entered into in full satisfaction of the Company’s obligation to issue stock options to the Optionee pursuant to Section 3.7 of that certain Second Revised and Restated Management Agreement dated as of November 29, 1999 between Cherokee Inc. and The Newstar Group d/b/a The Wilstar Group as amended by that certain First Amendment to the Second Revised and Restated Management Agreement between the Company and The Newstar Group d/b/a The Wilstar Group dated as of November 29, 1999, and as further amended by the Management Agreement Amendment (collectively, the “Management Agreement”); and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

GRANT OF OPTION

1.1           Grant of Option.  Pursuant to Section 3.7 of the Management Agreement, and in consideration of the Optionee’s agreement to remain in the service of the Company as a member of the Board and for other good and valuable consideration, effective as of June 4, 2010 (the “Date of Grant”), the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of 100,000 shares of Common Stock, upon the terms and conditions set forth in this Agreement.  The Option is comprised of 100,000 Non-Qualified Stock Options, with the vesting schedule shown on page two, Section 2.1(a).  “Non-Qualified Stock Option” shall mean an option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”) and the regulations promulgated thereunder.

1.2           Purchase Price.  The purchase price of the shares of Common Stock covered by the Option shall be $18.49 per share without commission or other charge (which was the closing sale price on the Date of Grant).

1.3           Consideration to the Company.  The Option is issued in full satisfaction of the Company’s obligation to issue stock options to the Optionee pursuant to Section 3.7 of the Management Agreement or otherwise.  In the event of any conflict between the terms of this Agreement and the Management Agreement, this Agreement shall control.

ARTICLE II

PERIOD OF EXERCISABILITY

2.1           Commencement of Exercisability.

(a)           Subject to Sections 2.3 and 4.7, the Option shall vest and become exercisable as follows:

Vesting Dates	Number of Shares Subject to Option	Total Stock Options that Become Exercisable Upon Stated Vesting Date	Option Exercise Price	Option Expiration Date

January 31, 2011	100,000	50,000	$18.49	6/4/2015
January 31, 2012	100,000	50,000	$18.49	6/4/2015
Total	—	100,000

(b)           No portion of the Option which has not become vested at such time that the Optionee no longer serves as a member of the Company’s Board of Directors (the “Board Service Termination Date”) shall thereafter become exercisable.

(c)           Notwithstanding the foregoing, the Option shall become fully exercisable in the event that Company undergoes a 280G Change in Control prior to the Board Service Termination Date.  “280G Change in Control” shall mean a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of such terms under Section 280G of the Code and the proposed, or if adopted, final, regulations thereunder.

2.2           Duration of Exercisability.  The installments provided for in Section 2.1(a) are cumulative.  Each such installment which becomes exercisable pursuant to Section 2.1 shall remain exercisable until it becomes unexercisable under Section 2.3.

2.3           Expiration of Option.  The Option may not be exercised to any extent by anyone after the expiration of five (5) years from the Date of Grant.

ARTICLE III

EXERCISE OF OPTION

3.1           Person Eligible to Exercise.  During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof.  After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3, be exercised by the Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

3.2           Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.3; provided, however, that each partial exercise shall be for whole shares only.

3.3           Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or the Secretary’s office of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.3:

(a)           A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

(b)           Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised.  However, the Committee may in its sole and absolute discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Optionee for at least six months, duly endorsed for transfer to the Company with a Fair Market Value (as defined below) on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii) and (iv);

(c)           Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”) and any other federal or state securities laws or regulations.  The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars; and

(d)           In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

(e)              “Fair Market Value” shall mean, as of any date, the value of the Common Stock determined as follows:

(i)        If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination; or

(ii)        In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

3.4           Conditions to Issuance of Stock Certificates.  The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  Such shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)           The admission of such shares to listing on all stock exchanges on which such Common Stock is then listed; and

(b)           The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c)           The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d)           The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option; and

(e)           The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

3.5           Rights as Stockholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

ARTICLE IV

OTHER PROVISIONS

4.1           Administration.  The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Option.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Agreement, except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

4.2           Option Not Transferable.

(a)           Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed.  Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)           During the lifetime of the Optionee, only the Optionee may exercise the Option (or any portion thereof).  After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Option Agreement, be exercised by the Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

4.3           Shares to Be Reserved.  The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

4.4           Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary, and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath the Optionee’s signature hereto.  By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to that party.  Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section 4.4.  Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.5           Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.6           Construction.  This Agreement shall be administered, interpreted and enforced under the laws of the State of California without regard to conflicts of laws thereof.

4.7           Conformity to Securities Laws.  The Optionee acknowledges that the Option is intended to conform to the extent necessary with all provisions of the Securities Act and the Securities Exchange Act of 1934, as amended and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary,  the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.8           Amendment.  Except as otherwise set forth herein regarding the Committee’s authority regarding the terms of the Option, this Agreement may only be amended by a written agreement executed by the Optionee and the Company and subject to the prior approval of any such amendment by the Committee.

4.9           Taxes.  The Optionee may incur tax liability as a result of the Optionee’s exercise of, or subsequently disposition of the Common Stock underlying, the Option. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE COMON STOCK UNDERLYING THE OPTION.

4.10         Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by the Option, the exercise price of the Option, as well as any other terms that the Committee determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or similar transaction affecting the Common Stock, (ii) any other increase or decrease in the number of issued Common Stock effected without receipt of consideration by the Company, or (iii)  any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Committee shall also make such adjustments as provided in this Section 4.10 or substitute, exchange or grant an award to effect such adjustments (collectively “Adjustments”).  Any such Adjustments to the Option will be effected in a manner that precludes the enlargement of rights and benefits under the Option.  In connection with the foregoing adjustments, the Committee may, in its discretion, prohibit the exercise of the Option or other issuance of Common Stock, cash or other consideration pursuant to the Option during certain periods of time. Except as the Committee determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

4.11         Limitations Applicable to Section 16 Persons.   Notwithstanding any other provision of this Agreement, the Option shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.12         Section 409A.   This Agreement and the Option shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Date of Grant. Notwithstanding any provision of this Agreement to the contrary, in the event that following the Date of Grant the Committee determines that the Option may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Date of Grant), the Committee may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (1) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

4.13         Further Assurances.  The Optionee shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be requested by the Committee in its discretion to effect the intent of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

CHEROKEE INC.

	By	/s/ Russell J. Riopelle
Russell J. Riopelle
Chief Financial Officer

/s/ Robert Margolis
Robert Margolis

Address

Optionee’s Social Security Number:

EXHIBIT A

FORM OF EXERCISE NOTICE

Cherokee Inc.

6835 Valjean Avenue

Van Nuys, California 91406

Attention:  Corporate Secretary

Re:          Exercise of Stock Option

Ladies and Gentlemen:

1.             Exercise of Option.  The undersigned Optionee,                                               , was granted an option (the “Option”) to purchase shares of the Common Stock, par value $0.02 per share (“Common Stock”), of Cherokee Inc., a Delaware corporation (the “Company”), effective as of                               , pursuant to the Stock Option Agreement, dated June 4, 2010 (the “Option Agreement”).  The undersigned hereby elects to exercise the Option as follows:

The undersigned hereby elects to exercise the Option as to                        shares of the Common Stock, in accordance with Section 2.1 of the Option Agreement (the “Shares”).

2.             Payment.  The undersigned has enclosed herewith                      (representing full payment for such Shares in accordance with Section 3.3 of the Option Agreement).  The undersigned authorizes payroll withholding and otherwise will make adequate provision for the tax withholding obligations of the Company, if any, with respect to such exercise.

3.             Binding Effect.  The undersigned agrees that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Option Agreement set forth therein, to all of which the undersigned hereby expressly assents.  This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

The undersigned understands that he is purchasing the Shares pursuant to the terms of the Option Agreement, a copy of which the undersigned has received and carefully read and understands.

Receipt of the above is hereby acknowledged

CHEROKEE INC.,

a Delaware corporation

By:

Name:

Title: